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Sent via Electronic Delivery to: william.schmitt@qmedinc.com

Douglas D. McKenney, CFA
Director II
Listing Qualifications
The Nasdaq Stock Market, Inc.
(301) 978-8011

November 20, 2007

Mr. William T. Schmitt, Jr.
Senior Vice President, Treasurer
  and Chief Financial Officer
QMed, Inc.
25 Christopher Way
Eatontown, New Jersey 07724

Re: QMed, Inc. (the "Company")
 Nasdaq Symbol:  QMED

Dear Mr. Schmitt:

As indicated in the Company's Form 8-K filed on November 15, 2007, Bruce Wesson resigned from the Company's board of directors on November 12, 2007. As a result of Mr. Wesson's resignation, the Company has two independent directors on its four member board of directors and an audit committee comprised of two members.1 Accordingly, the Company does not meet the majority independent director and audit committee composition requirements as set forth in Marketplace Rules 4350(c)(1)2 and 4350(d)(2)3, respectively.

However, consistent with Marketplace Rules 4350(c)(1) and 4350(d)(4), Nasdaq will provide the Company a cure period in order to regain compliance as follows:

     * until the earlier of the Company's next annual shareholders' meeting or November 12, 2008; or

     * if the next annual shareholders' meeting is held before May 12, 2008, then the Company must evidence compliance no later than May 12, 2008.


The Company must submit to Nasdaq documentation, including biographies of any

___________________

1 A. Bruce Campbell and John J. Gargana, Jr.
2 Marketplace Rule 4350(c)(1) requires each issuer to maintain a majority of the board of directors comprised of independent directors.
3 Marketplace Rule 4350(d)(2) provides, in part, that an issuer have an audit committee composed of at least three independent directors.

Mr. William T. Schmitt, Jr.
November 20, 2007
Page 2


new directors, evidencing compliance with the rules no later than this date. In the event the Company does not regain compliance by this date, Nasdaq rules require Staff to provide written notification to the Company that its securities will be delisted. At that time, the Company may appeal the delisting determination to a Listing Qualifications Panel.

Marketplace Rule 4803(a) requires that the Company, as promptly as possible but no later than four business days from the receipt of this letter, make a public announcement through the news media which discloses receipt of this letter and the Nasdaq rules upon which it is based.4 The Company must provide a copy of this announcement to Nasdaq's MarketWatch Department, the Listing Qualifications Department, and the Listing Qualifications Hearings Department (the "Hearings Department") at least 10 minutes prior to its public dissemination.5 For your convenience, we have enclosed a list of news services.6

In the event the Company does not make the required public announcement, trading in your securities will be halted.

In addition, an indicator will be broadcast over Nasdaq's market data dissemination network noting the Company's non-compliance. The indicator will be displayed with quotation information related to the Company's securities on Nasdaq.com, NasdaqTrader.com and by other third-party providers of market data information. Also, a list of all non-compliant Nasdaq companies and the reason(s) for such non-compliance is posted on our website at www.nasdaq.com. The Company will be included in this list commencing five business days from the date of this letter.

If you have any questions,  please contact Marilyn Bacot,  Listing  Analyst,  at
(301) 978-8048.

Sincerely,


/s/ Douglas P. McKenney

__________________________________


4 We also note that Item 3.01 of Form 8-K requires disclosure of the receipt of this notification within four business days. See, SEC Release No. 34-49424.
5 The notice should be submitted to Nasdaq's MarketWatch Department through the Electronic Disclosure service available at www.NASDAQ.net. The facsimile numbers for Nasdaq's Listing Qualifications and Hearings Departments are (301) 978-4028 and (301) 978-8080, respectively.
6 The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story. Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Deficiency Letter on (DATE OF RECEIPT OF STAFF DEFICIENCY LETTER) indicating that the Company fails to comply with the (STOCKHOLDERS' EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, etc.) requirement(s) for continued listing set forth in Marketplace Rule(s)_______________.

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